NSAR ITEM 77O
April 1, 2004 - September 30, 2004
Van Kampen Small Cap Value Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Conseco Inc.    Goldman    33,400       0.076       5/6/04
                                 Sachs


Underwriters for #1:
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
Lazard
Advest, Inc.
Keefe, Bruyette & Woods